Exhibit T3A.5

CERTIFICATE OF· INCORPORATION

OF

CF ACQUISITION CORP.

FIRST.                                                         The name of the Corporation is:

CF Acquisition Corp.

SECOND.                                          The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD.                                                    The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH.                                         The total number of shares of stock which the Corporation shall have authority to issue is 3,000 shares of Common Stock, .01 par value per share.

FIFTH.                                                        The name and mailing address of the sole incorporator are as follows:

NAME	MAILING ADDRESS
Philip P. Rossetti	Hale and Dorr 60 State Street Boston, MA 02109

SIXTH.                                                      In furtherance of and not in limitation of powers conferred by statute, it is further provided:

1.                                      Election of directors need not be by written ballot.

2.                                      The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

SEVENTH.                                  Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a

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majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH.                                           Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

NINTH.                                                    The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

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TENTH.                                                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and the Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

EXECUTED at Boston, Massachusetts, on August 23, 1989.

/s/ Philip R. Rossetti
Incorporator

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CERTIFICATE of AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CF ACQUISITION CORP.

Pursuant to Section 242 of the
Corporation Law of the State of Delaware

CF Acquisition Corp. (the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

That by unanimous written consent of the Board of Directors of the Corporation dated December 13, 1989, a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. Thereafter, the stockholders of the Corporation duly approved said proposed amendment by unanimous written consent also dated December 13, 1989 in accordance with Sections 228 and 242 of the General Corporation Law of the state of Delaware. Article FIRST has been deleted in its entirety and replaced with the following:

“FIRST:                                                  The name of the Corporation is Colt’s Manufacturing Company, Inc.”

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Anthony D. Autorino, its Chairman of the Board, and attested by Philip F. Rossetti, its Secretary, this 13th day of December, 1989.

CF ACQUISITION CORP.

	By:	/s/ Anthony D. Autorino
Anthony D. Autorino
Chairman of the Board

ATTEST:

/s/ Philip P. Rossetti
Philip P. Rossetti
Secretary

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CERTIFICATE OF MERGER
MERGING
NEW COLT ACQUISITION CORPORATION
INTO
COLT’S MANUFACTURING COMPANY, INC.
UNDER SECTION 251 OF THE
GENERAL CORPORATION LAW
OF THE STATE OF DELAWARE

Pursuant to Section 251 of the General Corporation Law of the State of Delaware, Colt’s Manufacturing Company, Inc., a Delaware corporation (“Colt”), hereby certifies the following information relating to the merger of New Colt Acquisition Corporation, a Delaware corporation (“NCA”), with and into Colt (the “Merger”).

1.                                      The names and states of incorporation of Colt and NCA, which are the constituent corporations in the Merger (the “Constituent Corporations”), are:

Names	State
Colt’s Manufacturing Company, Inc.	Delaware
New Colt Acquisition Corporation	Delaware

2.                                      The Agreement and Plan of Merger dated as of August 22, 1994 (the “Merger Agreement), among New Colt Holding Corp., a Delaware corporation, NCA, CF Holding Corp., a Delaware corporation, and Colt, setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the provision of Section 251 of the General Corporation Law of the State of Delaware, and, in the case of NCA, by written consent of the sole stockholder of NCA in accordance with Section 228 of the General Corporation law of the State of Delaware.

3.                                      The name of the corporation surviving the Merger is Colt’s Manufacturing Company, Inc.

4.                                      The Certificate of Incorporation of Colt, as in effect immediately prior to the time the Merger becomes effective, shall be amended as of the time the Merger becomes effective so as to read in its entirety in the form of Exhibit A hereto and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the surviving corporation until thereafter changed or amended as provided therein or by applicable law.

5.                                      The executed Merger Agreement is on file at the principal place of business of the surviving corporation, which shall be located at 545 New Park Avenue, Hartford, Connecticut.

6.                                      A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

7.                                      This Certificate of Merger, and the Merger provided for herein, shall become effective at 10:00 a.m. on September 28, 1994.

IN WITNESS WHEREOF, this Certificate of Merger has been executed on the 28th day of September, 1994.

COLT’S MANUFACTURING COMPANY, INC.

	By:	/s/ DC Whitaker
Name: DC Whitaker
Title: Chairman President CEO

[Corporate Seal]

ATTEST:

/s/ John W. Hughes
Name: John W. Hughes
Title: CFO

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EXHIBIT A

CERTIFICATE OF INCORPORATION

OF

COLT’S MANUFACTURING COMPANY, INC.

ARTICLE I

The name of the corporation is: Colt’s Manufacturing Company, Inc. (the “Corporation”).

ARTICLE II

The address of the corporation’s registered office in the State of Delaware and the name of the Corporation’s registered agent at such address are: The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Kent County, Dover, Delaware 19901.

ARTICLE III

The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

Section l.                                               The total number of shares of stock which the Corporation has authority to issue is 3,000 shares of common stock, par value $.01 per share (the “Common Stock”).

ARTICLE V

Section 1.                                           Management. The business and affairs of the Corporation shall be managed by the Board of Directors.

Section 2.                                           No Ballot. The directors need not be elected by written ballot unless the bylaws of the Corporation shall so provide.

Section 3.                                           Limitation on Director Liability. No Director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174, or any successor provision thereto, of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

ARTICLE VI

Meetings of the stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware statutes) outside the State of Delaware at such place or places aa may be designated from time to time by the board of directors or in the Bylaws of the corporation.

ARTICLE VII

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation.

ARTICLE VIII

The Corporation is to have perpetual existence.

ARTICLE IX

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred are granted subject to this reservation

ARTICLE X

The name and address of the sole incorporator are as follows:

NAME	MAILING ADDRESS
Philp P. Rossetti	Hale and Dorr 60 State Street Boston, MA 02109

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CERTIFICATE OF CONVERSION

FROM A

CORPORATION

TO A

LIMITED LIABILITY COMPANY

Under Section 266 of the General Corporation Law

Pursuant to the provisions of Section 266 of the General Corporation Law of the State of Delaware, the undersigned, being a duly authorized officer of Colt’s Manufacturing Company, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

The name of the Corporation immediately prior to filing this Certificate is:

Colt’s Manufacturing Company, Inc.

The name of the Corporation under which it was originally incorporated is:

CF Acquisition Corp.

The date of filing of the original certificate of incorporation for said Corporation was:

August 25, 1989

The name of the limited liability company into which said Corporation shall be converted is:

Colt’s Manufacturing Company LLC

The conversion of said Corporation to the limited liability company has been approved in accordance with the provisions of Section 266 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by a duly authorized officer, this 24 day of April, 2003.

COLT’S MANUFACTURING COMPANY, INC.

By:	/s/ William M. Keys
Name: William M. Keys
Its: President

STATE of DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE of FORMATION

•                                         First: The name of the limited liability company is Colt’s Manufacturing company LLC (the “LLC”)

•                                         Second: The address of its registered office in the State of Delaware is 2711 Centerville Road Suite 400 in the City of Wilmington, DE 19808.

The name of its Registered agent at such address is Corporation Service Company

•                                         Third: (Use this paragraph only if the company is to have a specific effective date of dissolution.) “The latest date on which the limited liability company is to dissolve is n/a.”

•                                         Fourth: (Insert any other matters the members determine to include herein.)

n/a

In Witness Whereof, the undersigned have executed this Certificate of Fomation of the LLC this 25th day of April, 2003.

BY:	/s/ Jeffrey G. Grody
Authorized Person(s)

NAME:	Jeffrey G. Grody
Type or Print

CERTIFICATE OF CORRECTION

TO THE

CERTIFICATE OF CONVERSION

OF

COLT’S MANUFACTURING COMPANY LLC

The undersigned. William M. Keys, President of Colt’s Manufacturing Company LLC, a limited liability company organized and existing under and by virtue of the Laws of the State of Delaware (the “Company”), does hereby certify as follows:

FIRST:                                                        The name of the Company is Colt’s Manufacturing Company LLC.

SECOND:                                         A Certificate of Conversion of the Company was filed with the Secretary of State of the State of Delaware on April 24, 2003, converting Colt’s Manufacturing Company, Inc. to Colt’s Manufacturing Company LLC; and that said Certificate of Conversion requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

THIRD:                                                   The inaccuracy or defect of said Certificate of Conversion to be corrected is as follows: The Certificate of Conversion was filed in anticipation of a transaction that did not close.

FOURTH:                                        The Certificate of Conversion is being declared null and void.

IN WITNESS WHEREOF, the undersigned, hereby declaring and certifying that the facts stated in this Certificate of Correction to the Certificate of Conversion are true, hereunto sets his hand this 7th day of May, 2003.

/s/ William M. Keys
William M. Keys, President

CERTIFICATE OF CORRECTION

TO THE

CERTIFICATE OF FORMATION

OF

COLT’S MANUFACTURING COMPANY LLC

The undersigned, Jeffrey G. Grody, organizer of Colt’s Manufacturing Company LLC, a limited liability company organized and existing under and by virtue of the Laws of the State of Delaware (the “Company’’), does hereby certify as follows:

FIRST:                                                        The name of the Company is Colt’s Manufacturing Company LLC.

SECOND:                                         A Certificate of Formation of the Company was filed with the Secretary of State of the State of Delaware on April 24, 2003 and that said Certificate of Formation requires correction as permitted by Section 18-206 of the Limited Liability Company Act of the State of Delaware.

THIRD:                                                   The inaccuracy or defect of said Certificate of Formation to be corrected is as follows: The Certificate of Formation was filed in anticipation of a transaction that did not close.

FOURTH:                                        The Certificate of Formation is being declared null and void.

IN WITNESS WHEREOF, the undersigned, hereby declaring and certifying that the facts stated in this Certificate of Correction to the Certificate of Formation are true, hereunto sets his hand this 7th- day of May, 2003.

/s/ Jeffrey G. Grody
Jeffrey G. Grody, Organizer

CERTIFICATE OF CONVERSION

FROM A

CORPORATION

TO A

LIMITED LIABILITY COMP ANY

Under Section 266 of the General Corporation Law

Pursuant to the provisions of Section 266 of the General Corporation Law of the State of Delaware, the undersigned, being a duly authorized officer of Colt’s Manufacturing Company, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

The name of the Corporation immediately prior to filing this Certificate is:

Colt’s Manufacturing Company, Inc.

The name of the Corporation under which it was originally incorporated is:

CF Acquisition Corp.

The date of filing of the original certificate of incorporation for said Corporation was:

August 25, 1989

The name of the limited liability company into which said Corporation shall be converted is:

Colt’s Manufacturing Company LLC

The conversion of said Corporation to the limited liability company has been approved in accordance with the provisions of Section 266 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by a duly authorized officer, this 9th day of June, 2003.

COLT’S MANUFACTURING COMPANY, INC.

By:	/s/ William M. Keys
Name: William M. Keys
Its: President

CERTIFICATE OF FORMATION

OF

COLT’S MANUFACTURING COMPANY LLC

This Certificate of Formation of Colt’s Manufacturing Company LLC is being executed by the undersigned for the purpose of forming a limited liability company pursuant to Section 18-201 of the Delaware Limited Liability Company Act.

FIRST:                                                                    The name of the limited liability company is:

Colt’s Manufacturing Company LLC

SECOND:                                                     Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808, and its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned, being the individual forming the Company, has executed, signed and acknowledged this Certificate of Formation this 9th day of June, 2003.

/s/ Jeffrey G. Grody
Jeffrey G. Grody, Organizer